                                                         Exhibit 10.2 of Item 15

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive  Employment  Agreement  ("Agreement")  is entered into as of
September 25, 2002 (the "Effective Date"), by and between Medix Resources, Inc., a Colorado corporation (the "Company"), and Darryl Cohen ("Executive").

     WHEREAS,  Executive has been employed by the Company as President and Chief
Executive  Office  since  September  25,  2002 and has served as a member of the
Board of Directors of the Company (the "Board") since October 8, 2002;

     WHEREAS,   the  Company  desires  to  employ  Executive  pursuant  to  this
Employment  Agreement  as of the  Effective  Date  and  Executive  desires  such employment with the Company on the terms and conditions set forth below.

     NOW,  THEREFORE,  in  consideration  of  the  foregoing  recitals  and  the respective  covenants and agreements of the parties  contained in this document, the Company and Executive agree as follows:

     1. Title; Duties,  Authorities and Responsibilities.  During the Employment
Period (as defined in Section 2 below),  Executive  will serve as President  and
Chief Executive Officer of the Company. In addition,  Executive shall serve as a member of the Board.  The duties,  authority and  responsibilities  of Executive
shall  be  commensurate   with  the  duties,   authority  and   responsibilities
customarily  accorded the chief executive  officer of a publicly traded company, and shall include such duties and responsibilities as the Board may from time to time reasonably assign in good faith to Executive. Executive, to the best of his
ability,   shall   perform   faithfully   and   competently   such   duties  and
responsibilities. Executive shall report to the Board

     1. Employment Period. The term of this Agreement and Executive's employment hereunder shall begin on the Effective Date and shall continue  thereafter until the close of business on September 24, 2003, unless sooner  terminated  pursuant to Section 9 below (the "Employment Period").

     2. Base  Salary.  For  services  rendered  by  Executive  pursuant  to this
Agreement,  Executive  shall receive a base salary ("Base  Salary") at an annual rate of $175,000,  less applicable  deductions.  Executive's  Base Salary may be increased,  but in no  event  shall  decrease,  during  the  Employment  Period.
Executive's Base Salary, less applicable  deductions,  shall be paid in periodic installments in accordance  with the Company's  regular  payroll  practices.  In addition,  to the extent  that  members of the Board are  compensated  for their services on the Board,  Executive shall receive compensation for his services as a member of the Board.

     4. Equity.  In addition to all other  compensation  and  benefits  provided hereunder: (i) effective as of the Effective Date, in consideration of Executive performing  certain  transitional  services  prior  to  becoming  the  Company's
President and Chief Executive  Officer,  the Company hereby grants  Executive an incentive stock option to purchase 260,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at an exercise price of $ 0.69 (the
"Transition Option");  (ii) effective as of the Effective Date, in consideration of  Executive's  acceptance  of the  office of Chief  Executive  Officer  of the
Company,  the Company  hereby  grants  Executive  an  incentive  stock option to purchase  260,000  shares of Common  Stock at an  exercise  price of $0.69  (the
"Appointment  Option");  (iii) effective as of October 8, 2002, in consideration of  Executive's  agreement  to serve on the Board,  the  Company  hereby  grants
Executive an incentive  stock option to purchase  260,000 shares of Common Stock
(which option,  together with the Transition Option and the Appointment  Option, are herein  referred to as the "Options") in each case pursuant to the terms and conditions  of the  Company's  1999 Stock  Option Plan (the  "Plan");  provided, however, that notwithstanding  anything to the contrary in the Plan or any other agreement between  Executive and the Company,  all of the shares of Common Stock subject  to the  Options  shall  fully  vest  and  become  exercisable  on their respective grant dates.

     Furthermore,  effective as of the Effective Date, the Company hereby grants to Executive  additional  incentive stock options (the "Additional  Options") to purchase shares of Common Stock at an exercise price of $0.69, which options are granted under and be subject to the terms and  conditions of the Plan, and which options shall vest and become fully  exercisable upon Executive's  attainment of specific  milestones  as  follows:  (a) an option to acquire  240,000  shares of
Common  Stock on March 25,  2003,  (b) an option to  acquire  240,000  shares of
Common Stock on September 25, 2003,  (c) an option to acquire  480,000 shares of
Common Stock upon the first business day of the month immediately  following the month in which the Company first achieves monthly revenues of at least $500,000, and (d) an option to acquire 480,000 shares of Common Stock on the date that the
Company   completes  private   financings   subsequent  to  the  Effective  Date
aggregating  at  least  $5,000,000;   provided,  however,  that  notwithstanding
anything to the contrary in the Plan or any other  agreement  between  Executive and the  Company,  all of the shares of Common Stock  subject to the  Additional
Options  shall  fully  vest  and  become  exercisable  on the  respective  dates identified above.  Executive shall be entitled to receive further options and/or other  grants of equity in the Company  from time to time during the  Employment
Period as reasonably determined by the Board.

     Notwithstanding  anything herein to the contrary, if Executive's employment with the Company has been terminated for any reason (other than gross negligence or willful  misconduct  which in either case results in serious and  irreparable economic or reputation harm to the Company) and such  termination  occurs within
30 days of any of the events  enumerated in  subsections  (a) through (d) of the second  paragraph of this Section,  then Executive  shall receive the Additional
Options  that he would have been  entitled to had he been  employed  thirty days after his termination date and said Additional Options shall be fully vested and exercisable on the date that such options would first have been  exercisable had
Executive's   employment  with  the  Company  not  been  terminated.   Moreover,
notwithstanding anything herein to the contrary, upon a change in control of the
Company,  all of the Options and Additional  Options described in this Section 4 shall be deemed  fully vested and  exercisable  upon the  effective  date of the change in  control.  For the  purpose of this  Agreement,  a "change in control"
means:  (A) the direct or  indirect  acquisition,  whether in one or a series of transactions  by any person (as such term is used in Section  13(d) and  Section
14(d)(2) of the  Securities  Exchange  Act of 1934,  as amended  (the  "Exchange
Act")), or related persons (such person or persons, an "Acquirer")  constituting a group (as such term is used in Rule  13d-5  under the  Exchange  Act),  of (1)
beneficial  ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of the  Company,  the result of which  acquisition  is that such person or such group  possesses in excess of 50% of the combined voting power of all then-issued and outstanding stock of the Company, or (2) the power to elect, appoint,  or cause the  election  or  appointment  of at least a majority of the members of the Board (or such other  governing  body in the event the Company or any successor entity is not a corporation); (B) a merger or consolidation of the
Company  with a person  or a  direct  or  indirect  subsidiary  of such  person, provided  that the result of such merger or  consolidation,  whether in one or a series of related  transactions,  is that the holders of the outstanding  voting stock of the Company  immediately  prior to the consummation of such transaction
do  not  possess,   whether  directly  or  indirectly,   immediately  after  the
consummation of such merger or  consolidation,  in excess of 50% of the combined voting  power  of  all  then-issued  and  outstanding  stock  of the  merged  or consolidated  person,  its direct or indirect parent, or the surviving person of such merger or consolidation; (C) the stockholders of the Company approve a plan of complete liquidation of the Company; or (D) a sale or disposition, whether in one or a series of transactions,  of all or  substantially  all of the Company's assets.

     5.  Indemnification.  As an employee,  officer and director of the Company,
Executive  shall be fully  indemnified  by the  Company  to the  fullest  extent permitted by law. To implement this provision,  during the Employment Period the
Company shall maintain directors and officers liability  insurance  providing at least  the same  level of  coverage  as was  maintained  by the  Company  on the
Effective  Date, and shall name Executive as an insured under all such policies.
The  Company  also shall  execute and deliver to  Executive  an  indemnification agreement for officers and  directors in the form attached  hereto as Exhibit A, and Executive  shall  thereafter  be entitled to the benefits of any  subsequent amendments thereto made for any executives.

     6.  Indemnification.  As an employee,  officer and director of the Company,
Executive  shall be fully  indemnified  by the  Company  to the  fullest  extent permitted by law. To implement this provision,  during the Employment Period the
Company shall maintain directors and officers liability  insurance  providing at least  the same  level of  coverage  as was  maintained  by the  Company  on the
Effective  Date, and shall name Executive as an insured under all such policies.
The  Company  also shall  execute and deliver to  Executive  an  indemnification agreement for officers and  directors in the form attached  hereto as Exhibit A, and Executive  shall  thereafter  be entitled to the benefits of any  subsequent amendments thereto made for any executives.

     7. Other Benefits.  During the Employment  Period,  Executive shall receive from the Company an allowance of $5,000 per annum to cover  dental,  visions and health  insurance  costs for Executive and his family.  In addition,  during the
Employment  Period,  Executive  shall be entitled to participate in and have the benefits of all present and future life, accident and disability plans, pension, profit-sharing  and  savings  plans and all other plans and  benefits  which the
Company  now or in the future  from time to time makes  available  to any of its senior  executives.  In  addition,  the  Company  shall  obtain,  and during the
Employment  Period  maintain,  a  $3,000,000  term  life  insurance  policy  for
Executive,  payable to Executive's  wife as his  beneficiary in the event of his death.

     8.  Vacations  and  Holidays.  Executive  shall be  entitled to such annual vacation  and  holiday  time off with full pay as the Company may provide in its standard policies and practices for other senior executives;  provided, however, that in no event shall  Executive be entitled to less than four (4) weeks annual paid vacation time.

     9. Termination. Notwithstanding Section 2 hereof, the Employment Period may be  terminated at any time,  for any reason,  by either the Company or Executive upon 60 days written notice.

     10.  Other  Activities.  Executive  shall devote  substantially  all of his working time and efforts to the business and affairs of the Company,  and to the diligent  and  faithful  performance  of the  duties and  responsibilities  duly assigned to him pursuant to this Agreement,  except for vacations,  holidays and sickness.  However,  Executive may devote a reasonable amount of time to (i) the
management  of  his  investments,   (ii)  civic,  community,  and/or  charitable
activities,  and (iii) with the prior written consent of the Board,  which shall not be unreasonably withheld, to serve as a director of other companies.

     11. Confidential and Proprietary Information.  During the Employment Period
and thereafter,  Executive  shall not,  without the prior written consent of the
Board,  disclose or use for any purpose  (except in the course of his employment under this  Agreement  and in  furtherance  of the  business of the Company) any confidential  information,  trade  secrets or  proprietary  data  ("Confidential
Information") of the Company. Executive agrees to execute the Company's standard confidential information agreement, a true and correct copy of which is attached hereto as Exhibit B.

     12.  Absence  of  Conflict.  Executive  represents  and  warrants  that his employment by the Company,  and his  performance of his obligations as described herein,  shall not  conflict  with,  and will not be  constrained  by, any prior employment or consulting agreement or relationship,  and that any limitations on
Executive's  ability to perform as provided hereunder and as contemplated by the parties have been disclosed in writing to the Company.

     13. Assignment.  This Agreement,  and all rights and obligations under this
Agreement,  shall be binding upon and inure to the benefit of and be enforceable by the  parties  hereto  and  their  respective  heirs,  successors,  executors, administrators and assigns.

     14.   Notices.   For  purposes  of  this   Agreement,   notices  and  other
communications  provided for herein  (each a "Notice"),  shall be in writing and shall be delivered  personally or sent by United States  certified mail,  return receipt  requested,  postage  prepaid,  addressed  to each  party's  last  known address, or to such other address, or to the attention of such other persons, as the recipient  party has  previously  furnished to the other party in writing in accordance with this paragraph. Such Notice shall be effective upon delivery, or three days after it has been mailed as provided above, whichever occurs first.

     15.  Integration.  This Agreement and its Exhibit A and Exhibit B represent the entire  agreement  and  understanding  between the parties as to the subject matter hereof,  and supersede all prior or contemporaneous  agreements,  whether written or oral. No waiver, alteration, or modification of any of the provisions of this  Agreement or its Exhibit A and/or  Exhibit B shall be binding unless in writing and signed by Executive and by the Chairman of the Board.

     16. Waiver.  Failure or delay on the part of either party hereto to enforce any right,  power or  privilege  hereunder  shall not be deemed to  constitute a waiver  thereof.  Additionally,  a waiver  by  either  party of a breach  of any promise  herein by the other  party shall not  operate  as, or be  construed  to constitute, a waiver of any subsequent breach by such other party.

     17. Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.
However,  if any provision of this  Agreement is held to be invalid,  illegal or
unenforceable   in  any  respect  under  any  applicable  law  or  rule  in  any jurisdiction,  such invalidity,  illegality or unenforceability  will not affect any other provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid,  illegal or unenforceable provision had never been contained herein.

     18  Attorneys'  Fees.  Subject to  Section  22 hereof,  in the event of any dispute,  claim, case or controversy arising under or relating to this Agreement
(including  enforcing  judgments and  appeals),  the  prevailing  party shall be entitled to reimbursement  of its reasonable  attorneys' fees and costs of suit, in addition to such other relief as may be granted by the court.

     19.  Headings.  The headings of the paragraphs  contained in this Agreement are for reference  purposes only, and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     20.  Negotiation Fees.  Promptly following the written request of Executive for  reimbursement,  the Company shall reimburse  Executive for all of his legal and other professional  services fees and expenses related to the negotiation of this Agreement;  provided,  however, that the Company's reimbursement obligation under this Section 20 shall be limited to $10,000.

     21. Applicable  Law. This Agreement  shall be governed by and construed in accordance with the internal  substantive laws, and not the choice of law rules, of the State of New York.

     22. Dispute Resolution.

          (a) Except as otherwise  expressly provided herein,  Executive and the
     Company  agree that any and all disputes  between the Company and Executive and between  Executive and the Company and anyone  connected with it, which relate to, arise out of or pertain to  Executive's  employment,  separation from  employment or the  construction or  interpretation  of this Agreement shall be submitted to and  resolved by final and binding  arbitration.  The arbitration  shall be  instead  of any civil  litigation;  this  means that
     Executive  and the  Company  are each  waiving  any rights to a jury trial.
     Executive and the Company  expressly  understand and agree that  consistent with the foregoing, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under or in connection with this Agreement.

          (b)  Executive  and the Company  expressly  understand  and agree that there will be no court or jury trial of disputes  between  them arising out of  or  in  connection  with  this  Agreement,  Executive's  employment  or separation  from  employment  including,  but not limited to,  claims under
     federal,  state  or  local  laws  prohibiting  employment   discrimination.
     Nevertheless,  claims for  unemployment  insurance  benefits,  for workers'
     compensation  insurance benefits, and for benefits under any ERISA-governed employee  benefit  plan(s),  shall  be  resolved  pursuant  to  the  claims procedures under such benefit plans.

          ( c) All  disputes  between  the  parties  which are  covered  by this
     Section 22 and which cannot be resolved within two weeks after a demand for direct  negotiation  between the parties  shall be settled  exclusively  by binding arbitration in New York City, New York under the National Rules for
     the  Resolution  of  Employment   Disputes  of  the  American   Arbitration
     Association  (the  "AAA  Rules")  before  a  panel  of  three  (3)  neutral
     arbitrators   selected  in  accordance  with  the  applicable   rules.  The
     arbitrators   shall  award  the  prevailing   party  its  attorneys   fees,
     arbitration  costs,  expert fees, and all other costs and expenses incurred in connection with the  arbitration,  including any fees and costs incurred in confirming and enforcing the award.  Executive and the Company expressly understand  and  agree  that any  limitations  in the AAA  Rules  excluding statutory  discrimination from the scope of this Section 22 shall not apply and that it is the  parties'  desire to  include  statutory  discrimination claims within the scope of arbitration. Executive and the Company knowingly and  voluntarily  agree to the  arbitration  provisions  set  forth in this
     Section 22. A decision in arbitration shall be final and binding.

          (d)  Judgment  may be entered on the  arbitrators'  award in any court having  jurisdiction.  The  arbitration  filing fee expenses shall be borne according to the AAA Rules;  provided  that if and only if the  arbitration involves statutory  discrimination  claims, the Company shall pay all types of costs that are unique to arbitration, such as the arbitrator's fees.

     23.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  none of which need  contain the  signature of more than one party hereto,  and each of which shall be deemed to be an  original,  and all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Medix Resources, Inc.

By:  ___________________________         _______________________________
       Patrick Jeffries                  Darryl Cohen
      Chairman of the Board of Directors Executive